______________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 6, 2009

(Date of earliest event reported) October 1, 2009

NITRO PETROLEUM INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-50932	98-0488493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 N.W. Expressway, Suite 260
Oklahoma City, Oklahoma	73132
(Address of principal executive offices)	(Zip Code)

(405) 728-3800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________

Information To Be Included in the Report

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 1, 2009, Mr. Larry Wise resigned from his position as President and Chief Executive Officer of Nitro Petroleum Incorporated (the “Company”) and Mr Shane Broesky resigned from his position as Chief Financial Officer of the Company. Mr. James G. Borem has been appointed as President and Interim Chief Financial Officer of the Company, effective as of October 1, 2009.

Mr. Borem, age 62, has over 40 years of experience in the Petroleum Industry. He has vast experience in the areas of Petroleum Valuations, Development, Financing, Budgeting, Marketing, Materials Procurement and Risk Management. Mr. Borem currently serves, and has served for the past five years, as President of Premier Operating Inc. and Providen Reserves Inc., two Oklahoma oil and gas service and production companies that are not affiliated with Nitro Petroleum Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITRO PETROLEUM INCORPORATED

By:	/s/ James G. Borem
James G. Borem, President

October 6, 2009